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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                               DECEMBER 28, 1999
                Date of Report (Date of Earliest Event Reported)


                        CENTURY BUSINESS SERVICES, INC.
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-25890             22-2769024
(State or Other Jurisdiction     (Commission         (IRS Employer
   of Incorporation)             File Number)      Identification No.)




                       6480 ROCKSIDE WOODS BLVD., SOUTH
                                   SUITE 330
                             CLEVELAND, OHIO 44131
             (Address and Zip code of Principal Executive Offices)


                                 (216) 447-9000
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (former Name or Former Address, if changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

         On December 28, 1999, Century Business Services, Inc. (the "Company") announced that it has shortened its goodwill amortization period from 40 years to 15 years on a prospective basis beginning in the fourth quarter of fiscal 1999. The non-cash impact of this amortization change on net income for the nine months ended September 30, 1999 will be approximately $9.7 million ($0.11 per diluted share). A copy of the press release is attached as Exhibit 99.10.

ITEM 7. EXHIBITS.

         The following document is filed as part of this report.

         (c)   Exhibits

               99.10 Press Release issued by the Company on December 28, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CENTURY BUSINESS SERVICES, INC.


Date: December 30, 1999                      /s/ Charles D. Hamm, Jr.
                                             -------------------------------
                                             Charles D. Hamm, Jr.
                                             Chief Financial Officer